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                [AUSA LIFE INSURANCE COMPANY, INC. LETTERHEAD]



February 23, 1997


AUSA Life Insurance Company
Diversified Investors Variable Funds
4 Manhattanville Road
Purchase, New York 10577

Dear Sirs:

I have reviewed the procedure under which Diversified Investors Variable Funds elected to register an indefinite amount of securities under the Securities Act of 1933 pursuant to Rule 24f-2 of the Investment Company Act of 1940, as well as the preparation of accompanying Notice making definite in number the $148,574,562 amount of said securities registered pursuant to that Rule for the year 1996.

In my opinion these securities, the registration of which the accompanying Notice makes definite in number, were legally issued, fully paid, and non-assessable.

I hereby consent to your forwarding this opinion to the Securities and Exchange Commission in connection with your Rule 24f-2 Notice and to any reference that might at any time be made to it or to me in any amendment to the registration statement on Form N-4 or otherwise for these securities.

Very truly yours,

/s/ Robert F. Colby